Exhibit 32(i)

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-KSB filed by Carolina Bank Holdings, Inc. (the “Issuer”) for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Carolina Bank Holdings, Inc.

Date: March 23, 2007	By:	/s/ Robert T. Braswell
Robert T. Braswell President and Chief Executive Officer

Date: March 23, 2007	By:	/s/ T. Allen Liles
T. Allen Liles Chief Financial Officer and Principal Accounting Officer